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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                INFOTOPIA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                    NEVADA                                       95-4685068
       (State or Other Jurisdiction of                        (I.R.S. Employer
        Incorporation or Organization)                     Identification Number)

                          3635 BOARDMAN CANFIELD ROAD
                               CANFIELD, OH 44406
                    (Address of Principal Executive Offices)

                              LEGAL FEE AGREEMENT
                            (Full title of the plan)

                             INCORP SERVICES, INC.
                         3675 PECOS-MCLEOD , SUITE 1400
                            LAS VEGAS, NEVADA 89121
                                 (702) 866-2500
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                             ---------------------

                                   COPIES TO:

                             JEFFREY A. RINDE, ESQ.
                              BONDY & SCHLOSS LLP
                         6 EAST 43RD STREET, 25TH FLOOR
                            NEW YORK, NEW YORK 10017
                             PHONE: (212) 661-3535
                               FAX: (212)972-1677

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                          AMOUNT TO BE        OFFERING PRICE         AGGREGATE            AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED       REGISTERED           PER SHARE          OFFERING PRICE      REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.001 per    2,000,000 shares(1)
   share.........................                                  $.31               $620,000             $155(2)
 TOTAL...........................       2,000,000 shares                              $620,000               $155

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(1) Represents 2,000,000 shares of Common Stock to be issued to an attorney with
    Bondy & Schloss, LLP as compensation for services rendered by Bondy & Schloss, LLP pursuant to a fee agreement.

(2) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") based upon the average of the bid and asked price as of September 26, 2001.
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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the Registration Statement in Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     This Registration Statement on Form S-8 (the "Registration Statement") of Infotopia, Inc., a Nevada corporation, (the "Registrant") covers 2,000,000 shares of the Registrant's common stock, par value $.001 per share ("Common Stock").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a)(i) The Registrant's Annual Report on Form 10-KSB filed on March 23, 2001 and as amended on June 12, 2001 and October 2, 2001.

        (ii) The Registrant's Registration of Securities pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") dated December 10, 1998.

     (b)(i)  Current Report on Form 8-K filed on February 23, 2001.

     (b)(ii) Quarterly Report on Form 10-QSB filed on May 8, 2001 for the quarter ended March 31, 2001 as amended on May 24, 2001, August 14, 2001 and October 2, 2001.

     (b)(iii) Quarterly Report on Form 10-QSB-A filed on August 14, 2001 for the quarter ended June 30, 2001 as amended on August 16, 2001, August 22, 2001 and October 2, 2001.

     (c) The description of securities contained in the Registrant's Registration of Securities pursuant to Section 12(g) of the Act dated December 10, 1998.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Bondy & Schloss, LLP serves as general counsel to the Registrant and is the beneficial owner of 2,250,000 shares of the Registrant's Common Stock, including the 2,000,000 shares of common stock being registered herewith.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Nevada General Corporation Law (the "NGCL"), in general, allows corporations to indemnify their directors and officers against expenses actual and reasonable incurred in connection with a proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation unless and only to the extent that the court in which the action or suit was brought determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  *4.1    Specimen Common Stock Certificate
 **5.1    Opinion of Bondy & Schloss LLP as to the legality of the
          securities being offered.
 **5.2    Consent of Randy Simpson, CPA, P.C.
 **5.3    Consent of Merdinger, Fruchter, Rosen and Corso, P.C.,
          Certified Public Accountants.
**23      Consent of Bondy & Schloss LLP (included in Exhibit 5.1).
**24      Powers of Attorney (included on p. II-4 of Registration
          Statement on this Form S-8).
**99.1    Legal Fee Agreement between the Registrant and Bondy &
          Schloss, LLP dated May 1, 2001.

---------------

 * Filed with the Company's Registration Statement No. 333-49642, filed November 9, 2000.

** Filed herewith.

ITEM 9.  UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on the 3rd day of October, 2001.

                                          INFOTOPIA, INC.

                                          By:       /s/ DANIEL HOYNG
                                            ------------------------------------
                                                       Daniel Hoyng,
                                             Chairman, Chief Executive Officer
                                                         and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of October, 2001.

                   SIGNATURE                                             TITLE
                   ---------                                             -----



                /s/ DANIEL HOYNG                     Chief Executive Officer, Chairman and Director
------------------------------------------------
                  Daniel Hoyng




               /s/ ERNIE ZAVORAL                                  President, Director
------------------------------------------------
                 Ernie Zavoral




             /s/ GREGORY L. KOFFORD                             Chief Financial Officer
------------------------------------------------
               Gregory L. Kofford




               /s/ CLINTON SMITH                                        Director
------------------------------------------------
                 Clinton Smith




              /s/ MAREK LOZOWICKI                       Vice President, Secretary and Treasurer
------------------------------------------------
                Marek Lozowicki

                                 EXHIBIT INDEX

INDEX AND DESCRIPTION OF EXHIBITS.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  *4.1    Specimen Common Stock Certificate
 **5.1    Opinion of Bondy & Schloss LLP as to the legality of the
          securities being offered.
 **5.2    Consent of Randy Simpson, CPA, P.C.
 **5.3    Consent of Merdinger, Fruchter, Rosen and Corso, P.C.,
          Certified Public Accountants.
**23      Consent of Bondy & Schloss LLP (included in Exhibit 5.1).
**24      Powers of Attorney (included on p. II-4 of Registration
          Statement on this Form S-8).
**99.1    Legal Fee Agreement between the Registrant and Bondy &
          Schloss, LLP dated May 1, 2001.

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 * Filed with the Company's Registration Statement No. 333-49642, filed November
   9, 2000.

** Filed herewith.